UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2012

KITE REALTY GROUP TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street
Suite 1100
Indianapolis, IN		46204
(Address of principal executive offices)		(Zip Code)

(317) 577-5600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2012 annual meeting of shareholders for Kite Realty Group Trust took place on May 9, 2012. At the meeting, shareholders elected seven trustees to serve one-year terms expiring at the 2013 annual meeting of shareholders. Each of the nominees as listed in the Company’s proxy statement was elected. The number of shares voted for or withheld as to each nominee was as follows:

Nominee	For	Withheld

John A. Kite	58,028,823	310,661
William E. Bindley	56,963,486	1,375,998
Dr. Richard A. Cosier	58,076,357	263,127
Eugene Golub	56,998,145	1,341,339
Gerald L. Moss	58,079,420	260,064
Michael L. Smith	56,147,647	2,191,837
Darell E. Zink, Jr.	57,001,482	1,338,002

*	There were a total of 3,108,857 Broker Non-Votes for each trustee nominee.

    At the annual meeting, the shareholders voted to ratify the appointment of Ernst & Young, LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2012. The number of shares voted for, against, and abstaining on this proposal was as follows:

	For	Against	Abstain

Ratification of Ernst & Young, LLP as the Company’s independent registered public accounting firm	61,256,701	183,168	8,472

   At the annual meeting, the shareholders voted on a non-binding resolution to approve the compensation of the Company's executive officers.  The number of shares voted for, against, and abstaining on this proposal was as follows:

	For	Against	Abstain

Advisory vote on executive compensation	56,297,609	2,009,452	32,423

*	There were a total of 3,108,857 Broker Non-Votes related to the advisory vote on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: May 9, 2012	By:	/s/ Daniel R. Sink
Daniel R. Sink
Executive Vice President,
Chief Financial Officer and Treasurer